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                                                                    Exhibit 23.6


                      CONSENT OF RESOURCE DEVELOPMENT INC.


    The undersigned, Resource Development Inc., hereby states as follows:

    Our firm assisted with a review, completed in 2003 (the "2003 Review") of metallurgical testwork and of a feasibility study, concerning the Paredones Amarillos property, for Vista Gold Corp. (the "Company"), portions of which are summarized under the caption "Item 2. Properties -- Paredones Amarillos" in this Annual Report on Form 10-K for the year ended December 31, 2003 (the "Form 10-K").

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-91254, 333-102384 and 333-104443) and in the
related Prospectuses, and in the Registration Statement on Form S-8 (No. 333-105621) of the Company of the summary information concerning the 2003 Review, including the references to our firm included with such information, as set forth above in the Form 10-K.



                                           Resource Development Inc.


                                           By: /s/ Deepak Malhotra
                                               --------------------------------
                                               Name:  Deepak Malhotra
                                               Title: President

Date: March 19, 2004